UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2008

METASWARM, INC.
(Exact name of registrant as specified in its charter)

Florida	000-52847	65-1081050
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

530 S.  Lake Ave. #186, Pasadena, CA 91101
(Address of principal executive offices)

(626) 792-0153
 (Registrant's telephone number, including area code)

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 14, 2008, MetaSwarm, Inc., f/k/a e-Auto Network, Inc., (the “Company”) entered into an amendment (the “Amendment”) to the agreement and plan of merger (the “Merger Agreement”) originally entered into on April 7, 2007 by and between the Company and MetaSwarm Holdings, Inc. (the “Subsidiary”).  The Company and the Subsidiary entered into the Amendment to correct certain information regarding the Company’s series A preferred shares (the “Preferred Shares”).  Specifically, the Amendment corrected the Merger Agreement to reflect the Company and the Subsidiary’s intention that an aggregate of 24,000 shares of preferred stock were to remain outstanding following the merger, and that such shares were intended to be amended to provide that each share of preferred stock was to be convertible into 375 shares of the Company’s common stock (or an aggregate of 9,000,000 shares of common stock).

 To effect the foregoing, on January 14, 2008, the Company filed an amendment to its Articles of Incorporation to reflect the intended changes to the Preferred Shares.

ITEM 5.03	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS

See Item 1.01 above, which is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro Forma Financial Information

Not Applicable

(c) Exhibits

2.3	Amendment to Agreement and Plan of Merger (1)

3.2	Articles of Amendment to Articles of Incorporation (1)

(1) Incorporated by reference to Form 8-K as filed on January 14, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METASWARM, INC.

February 26, 2008	By:	/s/ Marvin Shannon
Marvin Shannon
Chief Executive Officer

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